Allianz
Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
Page 2
Page 4
Page 5
Fireman's Fund Insurance Company Illinois
Page 3
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, LLC Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors Distributors LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/2022

Allianz Global Risks US Insurance Company Illinois Allianz Underwriters Fireman’s Fund Insurance Insurance Company Company Illinois Illinois Fireman’s Fund Indemnity 1739908 Ontario, Inc. Corporation Canada New Jersey AIM Underwriting Ltd. Allianz Risk Canada Consulting, LLC California AGCS Marine Insurance Allianz Aviation Company Illinois Managers, LLC Delaware Wm. H. McGee & Allianz Risk Transfer Company. Inc. (Bermuda) Limited New York Bermuda Allianz Risk New Transfer, York Inc. EF Solutions LLC Delaware P & C Insurance Company 2 Note: Subsidiary relationships are 100% owned except where indicated As of 12/31/2022

Fireman’s Fund Insurance Company Illinois 14.28% American Chicago Par Holdings Interstate Fire Fireman’s Fund The American Automobile National Surety Insurance LTD & Casualty Financial Insurance Insurance Corporation Company Bermuda Company Services, LLC Company Company Illinois Illinois Illinois Delaware Ohio (1) Missouri P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated (1) The American Insurance Company was sold effective January 1, 2023 3 As of 12/31/2022

Organization Chart



Allianz Life Insurance Company of North America (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Allianz Investment Management LLC (Minnesota)
Allianz Investment Management U.S. LLC (Minnesota)
Allianz Strategic Investments, LLC (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Yorktown Financial Companies, Inc. (Indiana)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Questar Capital Corporation (Minnesota)
Questar Agency, Inc. (Minnesota)

Life Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

4

As of 12/31/2022

Allianz



Allianz SE [Munich]
74.78%
Allianz Finanzbeteiligungs GmbH [Munich]
25.22%
Allianz Europe B.V. [Amsterdam]
Allianz of America, Inc. [Delaware]
Allianz Asset Management GmbH [Munich]
PIMCO Europe GmbH [Munich]
Allianz Real Estate GmbH [Munich]
Allianz Real Estate Asia Pacific Pte. Ltd. [Singapore]
Allianz Real Estate Japan GK [Japan]
Allianz Real Estate (Shanghai) Co., Ltd. [Shanghai]
Allianz Asset Management U.S. Holding II LLC [Delaware]
0.1%
Allianz Asset Management of America Holdings Inc. [Delaware]
0.1%
99.8%
PFP Holdings, LLC [Delaware]
<0.1%
Allianz Global Investors U.S. Holdings LLC [Delaware]
Allianz Global Investors U.S. LLC [Delaware]
Allianz Capital Partners of America LLC [Delaware]
Allianz Global Investors Distributors LLC [Delaware]
Allianz Asset Management of America LLC [Delaware]
GP and >99.9%
Allianz Asset Management of America L.P. [Delaware]
2.4%
11.4%
77.9%
Units Not Held by Allianz Entities
8.3%
Pacific Investment Management Company LLC [Delaware]
99%
PIMCO Global Holdings LLC [Delaware]
1%
1%
99%
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
PIMCO Investments LLC [Delaware]
Gurtin Fixed Income Management, LLC [Delaware]
StocksPLUS Management Inc. [Delaware]
PIMCO Aurora LLC [Delaware]
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg]
Allianz Real Estate of America LLC [Delaware]
PGA Global Services LLC [Delaware]
PIMCO Global Advisors (Resources) LLC [Delaware]
PIMCO (Schweiz) GmbH [Switzerland]
PIMCO Australia Pty Limited [Australia]
PIMCO Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
PIMCO Japan Ltd [BVI]
PIMCO Global Advisors (Ireland) Limited [Ireland]
PIMCO Europe Ltd [UK]
PIMCO Asia Limited [Hong Kong]
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management (Shanghai) Limited [Shanghai]
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser

Excludes GP entities, funds and other investment vehicles

Note: Subsidiary relationships are 100% owned except where indicated

5

As of 12/31/2022

Allianz


Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Euler Hermes Group
Paris, France**
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Allianz Partners S.A.S.
Paris, France
Page 7
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 12/31/2022

Allianz
Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office: Germany)
55%
AWP P&C S.A.
Paris, France
*
AWP USA Inc.
District of Columbia, USA
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
AZGA Service Canada Inc.
Canada
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada
P & C Insurance Company

* Allianz Partners participations ~ 100%

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 12/31/2022